UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 14, 2011

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (646) 454-3759

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 14, 2011, Chimera Investment Corporation (the “Company”) amended and restated the Company’s bylaws (the “Restated Bylaws”).  The Restated Bylaws changed the Company’s director vote requirement from a “plurality” vote standard to a “majority” vote standard.  The Restated Bylaws provide that the affirmative vote of a majority of all the votes cast on the election of a director on a per director basis at a meeting of stockholders duly called and at which a quorum is present will be sufficient to elect a director; provided, however, that in an election of directors, if the number of nominees exceeds the number of directors to be elected at such meeting, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting.  If a director fails to receive the required vote to be elected and no successor has been elected at such meeting, the director will hold over and continue to manage the business and affairs of the Company until his or her successor is elected and qualified unless the director resigns and such resignation is accepted by the Board of Directors (the “Board”).  The Board will publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) whether it has requested and accepted the resignation of a director who shall have failed to receive the required vote to be elected and, if applicable, its decision regarding any tendered resignation and the rationale behind the decision.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

3.1 Amended and Restated Bylaws, dated December 14, 2011.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

By:	/s/ A. Alexandra Denahan
Name: A. Alexandra Denahan
Title: Chief Financial Officer

Date: December 19, 2011